Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

DON WALL AND PHI, INC. COMPLETE THE PREVIOUSLY ANNOUNCED

ACQUISITION OF HNZ GROUP INC.

MONTREAL and LAFAYETTE, LOUISIANA, December 29, 2017 – HNZ Group Inc. (TSX: HNZ) (“HNZ” or the “Corporation”) and PHI, Inc. (The Nasdaq Select Global Market: PHII (voting) PHIIK (non-voting)) (“PHI”) announced today that they have completed the previously announced statutory plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) involving the acquisition by Don Wall, the Corporation’s President and CEO, through a beneficially wholly-owned acquisition company (the “Canadian Purchaser”) of all of the issued and outstanding common shares and variable voting shares of HNZ (collectively, the “HNZ Shares”) and subsequent acquisition by PHI of HNZ’s offshore business conducted in New Zealand, Australia, the Philippines and Papua New Guinea.

Under the terms of the Arrangement, each former holder of HNZ Shares, other than Don Wall, will receive CAD$18.70 in cash per HNZ Share. The total consideration to be paid to former holders of HNZ Shares is approximately CAD$232.6 million.

The Canadian Purchaser and PHI have delivered to Computershare Trust Company of Canada, the depositary for the Arrangement, sufficient funds to enable the depositary to make the payments to former holders of HNZ Shares in accordance with the terms of the Arrangement.

It is anticipated that the HNZ Shares will be delisted from the Toronto Stock Exchange in the coming days and that the Corporation will subsequently cease to be a reporting issuer in the jurisdictions in which it is currently a reporting issuer.

ABOUT HNZ GROUP INC.

HNZ Group Inc. is an international provider of helicopter transportation and related support services with operations in Canada, Australia, New Zealand, Antarctica, the United States and Southeast Asia. The Corporation operates in excess of 115 helicopters to support offshore and onshore charter activities under a number of different brands. Offshore operations are provided under the HNZ brand, while onshore charter operations are under the Canadian Helicopters brand in Canada, Acasta in Northern Canada and the HNZ brand in Asia-Pacific and Antarctica. Clients consist of multinational companies and government agencies including offshore and onshore oil and gas, mineral exploration, military support, hydro and utilities, forest management, construction, air ambulance and search and rescue. In addition to charter services, it provides ancillary services which include third-party repair and maintenance services and advanced flight training by the internationally recognized HNZ Topflight training center in Penticton, British Columbia. The Corporation is headquartered near Montreal, Canada and employs approximately 600 personnel from 36 locations around the world. Revenue from offshore and ancillary operations is mostly earned evenly throughout the year while onshore operations follow a seasonal pattern with the highest revenue occurring from May to October.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 230 aircraft in over 85 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The staff of pilots and maintenance technicians gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, hardworking and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,300 personnel globally.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information is identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “outlook”, “target”, “goal”, “guidance”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: changes in general economic, market, industry and competitive conditions; a materially adverse change in financial condition; and other risks detailed in the management information circular of the Corporation dated November 20, 2017 under the heading “Risk Factors” and in the Corporation’s other filings with the Canadian Securities Administrators, including the “Risk Factors” section of the Corporation’s Annual Information Form for the fiscal year ended December 31, 2016.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and neither the Corporation, Don Wall, the Canadian Purchaser nor PHI undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

CONTACTS

HNZ Group Inc.

Matt Wright, CFA, MBA

Vice President and Chief Financial Officer

780-429-6903

PHI, Inc.

Trudy McConnaughhay

Chief Financial Officer and Secretary

337-272-4452